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                                                                    EXHIBIT 10.9

                                                                       EXHIBIT A

THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE
SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973 AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT OF 1933 AND UNDER ALL APPLICABLE STATE SECURITIES LAWS. FURTHERMORE, NO OFFER, SALE OR OTHER TRANSFER IS TO BE EFFECTED WITHOUT THE RECEIPT OF A WRITTEN OPINION REASONABLY SATISFACTORY TO THE CORPORATION, OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED. TRANSFERS OF THIS NOTE SHALL BE MADE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS.


                           PROMISSORY NOTE ("NOTE") OF
                           HEALTH CARE DIVISION, INC.

$1,550,000                                                      December 3, 1996
Principal Amount

         FOR VALUE RECEIVED, the undersigned Health Care Division, Inc., a Georgia corporation ("Payor"), hereby promises to pay in immediately available funds to Info Systems of North Carolina, Inc. ("Payee") at 7500 East Independence Boulevard, Charlotte, North Carolina 28227, the principal sum of One Million Five Hundred Fifty Thousand Dollars ($1,550,000).

         Interest shall accrue on the principal amount outstanding under this Note from time to time at the prime rate (as reported in The Wall Street Journal) plus 2% per annum adjusted as of the first (1st) day of each calendar quarter until full and final payment, and compounded quarterly. Interest shall be computed on the basis of a year of 365 days and the actual number of days elapsed.

         The principal and interest on this Note shall be payable in full eighteen (18) months after the Closing, and may be prepayable in whole or in part at any time. If prepaid in part, interest is due and payable upon the principal amount which is being prepaid.

         Notwithstanding the foregoing, the unpaid principal and interest payable pursuant to this Note shall be paid in full within five (5) business days after the sale of any capital stock by Payor (or its direct or indirect parent or any of their successors) (i) registered under the Securities Act of 1933 or (ii) pursuant to a private placement, in either event, in which the net cash proceeds of the offering to the issuer exceeds $10,000,000.



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         If any default shall be made in the payment of either principal or interest as and when the same shall become due and payable under this Note, then the unpaid balance of this Note, together with all accrued interest thereon, shall upon notice to the Payor immediately become due and payable. During the existence of any such default arising from the failure to pay principal or interest under this Note, the Payor further promises to pay, on demand, to the extent permitted by applicable law, interest on overdue installments of principal and, to the extent permitted by law, of interest at the rate stated in the second paragraph of this Note plus 2%. No delay or failure on the part of the Payee in the exercise of any right, power or privilege granted under this Note or otherwise available by agreement, at law or in equity, shall impair any right, power or privilege or be construed as a waiver of any default or any acquiescence therein.

         Nothing contained in this Note shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate permitted by any applicable law. In the event that any rate of interest required to be paid under this Note exceeds the maximum rate permitted by applicable law, such rate shall automatically be reduced to the maximum rate permitted by such law and any excess previously collected shall be automatically returned to or credited to the account of the Payor.

         The Payor hereby waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, agrees to pay all costs of collection when incurred (including without limitation reasonable attorneys' fees actually incurred), and agrees to perform and comply with each of the covenants, agreements, conditions, provisions, and agreements of the Payor contained in each and every instrument evidencing said indebtedness. Payor agrees that its liabilities under this Note are absolute and unconditional without regard to the liability of any other party, and the Payor hereby waives the right to interpose any set-off, counterclaim, or defense of any nature or description whatsoever in connection with Payee's enforcement of its rights under this Note except as set forth in the Asset Purchase Agreement (as defined hereinafter).

         To secure the amounts payable hereunder to Payee, Payor grants to Payee a security interest in the Assets, as defined in that certain Asset Purchase Agreement ("Asset Purchase Agreement") between American Medcare Corporation and Payee of even date, sold by Payee pursuant to the Asset Purchase Agreement. Payee shall have the rights and remedies with respect to the Assets as provided in Article 9 of the Uniform Commercial Code as adopted by the State of North Carolina.

         This Note has been issued pursuant to Section II of the Asset Purchase Agreement.

         The Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia (except the laws of that jurisdiction that would render such choice of laws ineffective).



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         IN WITNESS WHEREOF, the Payor has caused this Note to be duly executed and delivered by its duly authorized officers on the day and year first above written.

                                                   HEALTH CARE DIVISION, INC.


                                                   By:    /s/ Frederick L. Fine
                                                   -----------------------------
                                                   Name:    Frederick L. Fine
                                                   Title:   President






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